UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 3, 2026
Date of Report
(Date of earliest event reported)

COUPANG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40115	27-2810505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 Olive Way, Suite 600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 333-3839
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CPNG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On January 30, 2026, President Donald J. Trump announced his intent to nominate Kevin M. Warsh, a member of the Board of Directors (the “Board”) of Coupang, Inc. (the “Company”), to serve as Chairman of the Board of Governors of the United States Federal Reserve System, subject to confirmation by the United States Senate. On February 3, 2026, Mr. Warsh informed the Company that if he is confirmed as Chairman of the Board of Governors of the United States Federal Reserve System by the United States Senate, he would resign as a director of the Company. Mr. Warsh’s decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPANG, INC.

By:	/s/ Harold L. Rogers
Name:	Harold L. Rogers
Title:	General Counsel and Chief Administrative Officer

Dated: February 6, 2026